Exhibit 10.63

Certain information identified by “[***]” has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

CARDTRONICS USA, INC.
AMENDED AND RESTATED
AGREEMENT FOR PROCESSING SERVICES

This Amended and Restated Agreement for Processing Services (the “Agreement”) is entered into as or the 1st day of July, 2020, (“Effective Date”) by and between Cardtronics USA, Inc. (“Cardtronics”) and Everi Payments Inc. (“Customer”).

WHEREAS, Customer desires to place or has placed at Sites (as defined herein) automated teller machines, full-service kiosks, point of sale terminals, Granite Devices (as defined herein), Virtual Terminals (as defined herein) or other electronic cash or cash-equivalent dispensing machines (whether or not owned by Customer) (collectively, the “Terminals”) and desires to engage Cardtronics as a processor of transactions initiated at Terminals located at the Sites;

WHEREAS, Cardtronics is a processor that has access to one or more Networks (as defined herein) that transmit and settle electronic funds transfers and is willing to provide the Services set forth in this Agreement to Customer on the terms and conditions set forth herein;

WHEREAS, Cardtronics (as successor in interest to Columbus Data Services, LLC) and Customer executed that certain Agreement for Processing, dated as of August 20, 2013, as amended (the “Original Processing Agreement”); and

WHEREAS, the parties desire to amend and restate in its entirety the Original Processing Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties, intending to be legally bound, agree as follows:

I.DEFINITIONS

Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth on Exhibit “A.”

II.SERVICES PROVIDED BY Cardtronics

2.1Services. Subject to the terms and conditions of this Agreement, and provided that Customer fulfills all of its obligations hereunder, Cardtronics shall provide Services as requested by Customer to drive the Terminals located at the Sites, to link such Terminals with one or more networks, to transmit Transactions initiated at such Terminals through a Network, to transmit electronic messages to such Terminals and to provide to Customer periodic electronic reports of Transactions generated at such Terminals or to switch Transactions to/from Terminals and Networks (the “Processing Services”). Cardtronics acknowledges and agrees that the rights and benefits granted to Customer hereunder

(including the right to receive the Processing Services and the Deconversion Services) include the right for such rights and benefits to be exercised and received by Customer’s Affiliates, it being understood that Customer hereby assumes all liability for any actions of its Affiliates in breach of this Agreement

2.2Non-Exclusive. During the term of this Agreement, Cardtronics shall on a non-exclusive basis, be a provider of Customer’s requirements for the Processing Services at Terminals located at the Sites.

2.3Availability. Cardtronics will use commercially reasonable efforts to provide the Services on a 24-hour per day basis, seven days a week, in accordance with the service levels set forth in Exhibit C, Service Levels, except for down time (a) for maintenance or equipment installation, (b) facility or system modifications or upgrades, or (c) resulting from Network unavailability, power failures, or other events beyond the control of Cardtronics. In performing the Services and in the selection and use of facilities, equipment, machines, and personnel required for such performance, Cardtronics shall exercise reasonable and appropriate care and diligence and conduct such activities in a professional manner consistent with industry standards. Cardtronics shall, without additional charge to Customer, make such replacements or corrections as may be required.

2.4Suspension of Services. Cardtronics may at any time suspend or terminate its Services with respect to any one or more of the Terminals if (a) Customer has violated any Network Rule, any procedure or requirement set forth by Cardtronics or the Sponsoring Bank, or any federal, state or local laws, rules or ordinances then in effect (b) Customer has breached any covenant or obligation under this Agreement, (c) the Terminal is defective, does not dispense cash correctly or docs not meet the requirements of any Network Rules, (d) any debit or credit initiated by Cardtronics for Settlement, the payment of Fees or an Adjustment is rejected for any reason, (e) the Sponsoring Bank withdraws or terminates the sponsorship or Customer, (f) the Terminal is not audited on a routine basis by Customer, or (g) the Terminal is moved from the Site set forth on the applicable approval Terminal Set-up Form. Cardtronics’ right to suspend Services as set forth herein shall be in addition to any other remedies Cardtronics may have with respect to the matters described in this Section 2.4, whether pursuant to this Agreement or otherwise. Cardtronics shall have no liability to Customer for any suspension of Services pursuant to this Section 2.4.

2.5Acceptance of Terminal Set-up Forms. Cardtronics may accept or reject any Terminal Set-up Form and will provide written notice to Customer of the details of any rejection and corrections required to reach acceptance.

2.6Changes to Services. Cardtronics reserves the right to modify the Services provided during the term of this Agreement, after appropriate testing to confirm that such modification will operate in accordance with its specifications in a reliable manner compatible with the applicable information technology environment. Cardtronics will provide Customer with at least 30-day prior written notice (or any shorter period to the extent mandated by a Network) of any material modifications adequately describing such modifications with respect to any modifications that involve a change to any protocol, network configuration, infrastructure or other hardware used in providing the Processing Services if such modifications will have an adverse impact on, degrade or interfere with Customer’s ability to obtain the Processing Services (including any modification that requires a change to Customer’s or its merchants, customers or partners, facilities, systems, software or equipment, with such modifications described in this parenthetical being subject to Customer’s reasonable consent). Customer acknowledges that (a) Cardtronics regularly performs enhancements to its products and services for the benefit of all its customers, and (b) Cardtronics is required to maintain, update, and upgrade its connections to Networks and third party gateways in accordance with the requirements of a Network, it being understood that any such actions will not constitute a material modification to a Processing Service. If any such modification constitutes a material change, Customer may cancel the modified Service, without penalty, by delivering to Cardtronics written notice of termination within 30 days after Customer’s receipt of updated documentation describing the changes, such termination to be effective 30 days after receipt by Cardtronics of timely written notice of termination from Customer. Such termination shall not affect the parties’ rights and obligations under this Agreement with respect to any other Services.

2.7Additional Products Offered by Cardtronics. Cardtronics may, but is not obligated to, offer to provide Customer with equipment or other services (such as vault cash and vault cash management services) either through itself or through third parties. The sale of such equipment or services to Customer shall be effected through separate agreements with Customer. Cardtronics will have no responsibility or liability with regard to equipment purchases or services from or through third parties. Customer will indemnify and hold Cardtronics harmless from and against any and all claims, losses, expenses, liabilities, actions or damages arising from or in connection with such equipment sales or services, including without limitation, reasonable fees and expenses of attorneys engaged by either party in the defense of such claims.

2.8Additional Requested Services. Upon the written request of Customer for Cardtronics to provide additional services to further the integration of various Customer products and services for Customer’s customers (e.g., with respect to gateways, networks, and platforms to allow Customer to do preferential routing transactions), Cardtronics and Customer will mutually agree upon a separate statement of work as provided for under the Professional Services Agreement by and between the parties.

2.9Dedicated Relationship Manager. Cardtronics will designate a “Relationship Manager” who will be the principal point of contact with Customer for all matters relating to this Agreement. Cardtronics may designate a new Relationship Manager from time-to-time by written notice to Customer. The Relationship Manager will serve as the initial and continued point of contact for resolution and escalation of critical matters. The parties agree to participate in quarterly, informal business reviews.

III.CUSTOMER OBLIGATIONS AND OTHER MATTERS

3.1Network Rules; Applicable Law. Customer shall strictly comply with (a) all requirements and procedures set forth in the Network Rules then in effect and as established from time to time by Cardtronics or the Sponsoring Bank, and (b) all applicable federal, state and local laws, rules, regulations, orders and ordinances governing or relating to the placement or operation of the Terminals. Customer will also ensure that the Terminal owner, the party or parties responsible for cash replenishment of the Terminals, the owner or operator and employees of the business at which the Terminals are placed and all other persons (other than Cardtronics) related to the ownership of the Terminals (collectively, the “Terminal Related Parties”) are trained and will comply with the Network Rules, the requirements of any banking systems or other third parties whose services are used in connection with the placement or operation of the Terminals, and any other legal or regulatory requirements that may be imposed, including those relating to the placement, lighting and other safety or security requirements that relate to the Terminals.

3.2Sponsoring Bank. Customer shall maintain a Sponsoring Bank or Banks to provide all Terminals with Network access and shall comply with all requirements of the Sponsoring Bank with respect thereto.

3.3Prerequisites for Terminal Service. Cardtronics shall not be required to provide Services with respect to a Terminal until (a) Customer has obtained a Sponsoring Bank providing Network access for such Terminal, (b) Customer has completed and delivered to Cardtronics a Terminal Set-up Form and an ACH Authorization, which may be required, for the applicable Account and (c) Cardtronics has, by notice to Customer or commencement of Services to such Terminal, accepted such Terminal Set-up Form and ACH Authorization.

3.4Intentionally deleted.

3.5Sites. Customer will operate each of its Terminals at the Site designated for such Terminal on the Terminal Set-Up Form.

3.6Maintenance of Accounts. During the term of the Agreement and for at least 180 days after any termination or expiration hereof, Customer will maintain all necessary Accounts with such financial institutions as may be required for Network sponsorship and will maintain in such Accounts such balances as may be required for Settlement of transaction activity, Adjustments and any other financial obligations arising under this Agreement or the performance of the Services, including amounts necessary to satisfy all obligations.

3.7Responsibility for Terminal Related Parties. Cardtronics shall not be responsible for servicing, training, or communicating with any Terminal Related Party (other than Customer). Any inquiries from such a Terminal Related Party must be directed through Customer. If Customer fails to have such inquiries directed through it, Cardtronics may, but shall not be obligated to, perform services requested by such Terminal Related Party. If Cardtronics performs any such services for a Terminal Related Party, Customer shall upon demand, reimburse Cardtronics for the expenses and time spent performing such services.

3.8All network application and annual fees for ISOs and ISO financial sponsorship fees are the responsibility of the Customer. Customer’s financial sponsor must verify that Customer is registered as an ISO with the networks in which the Customer participates and notify networks that Customer utilizes Cardtronics as a processor before terminals may be activated at Cardtronics.

IV.ACH AUTHORIZATION AND SETTLEMENT

4.1Delivery. Customer shall provide Cardtronics with a fully and accurately completed

Terminal Set-up Form and ACH Authorization, which may be required, for each Terminal subject to this Agreement prior to the date on which Services are to commence being provided by Cardtronics with respect to transactions initiated at such Terminal. Customer represents and warrants that all information in each Terminal Set-up Form and each ACH Authorization shall be correct and complete. Customer must immediately notify Cardtronics in writing of any change in the information set forth in a Terminal Set-up Form or ACH Authorization.

4.2Settlement. All Settlements shall be effected through automated clearing house transfers. IT IS THE RESPONSIBILITY OF CUSTOMER TO VERIFY THAT ALL INFORMATION CONTAINED IN A TERMINAL SET-UP FORM, ACH AUTHORIZATION, OR ANY MODIFICATION THEREOF IS CORRECT AND COMPLETE. CARDTRONICS HAS NO RESPONSIBILITY TO VERIFY ANY SUCH INFORMATION. CUSTOMER SHALL INDEMNIFY AND HOLD CARDTRONICS HARMLESS FROM ANY AND ALL COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES), CLAIMS, FINES, DAMAGES, LIABILITY, LOSS, DEMANDS, AND CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION COSTS OF INVESTIGATION AND LITIGATION) ARISING OUT OF OR RELATED TO ANY IN CORRECT INFORMATION SUBMITTED ON A TERMINAL SET UP FORM OR ACH AUTHORIZATION OR ANY NOTICE OF CHANGE RELATED THERETO.

4.3Settlement Disputes. As of the date of this Agreement, it is the intention of the parties that the Networks will be performing Settlements directly (“direct settling”) to an Account established by Customer, and as such Cardtronics shall not be responsible for Settlements; provided, however, to the extent the parties agree that Cardtronics will maintain a Settlement Account on behalf of Customer, the provisions of this Section 4.3 shall apply. (For the avoidance of doubt, to the extent any other provisions of this Agreement contemplate Cardtronics effecting Settlements, such specific provisions shall only be applicable at such time, if any, the parties agree Cardtronics will assume such responsibility.) Cardtronics shall deliver all Settlement and capture reports to Customer as promptly as possible after such reports were received by Cardtronics, but in no event later than four (4) hours after such reports were received by Cardtronics. Customer shall audit and balance the data contained in the periodic statements and reports provided by Cardtronics and shall promptly, but in no event more than 30 days after the date of the disputed item, notify Cardtronics in writing (the “Notice Date”) of any disputed item or items on such periodic statements and reports. If Cardtronics determines that the disputed item was credited or debited in error by Cardtronics, Cardtronics shall correct the error. Notwithstanding, Cardtronics shall not be liable for any recovery, reimbursement, or otherwise of any amounts over 45 days from the Notice Date. Cardtronics will, however, use its commercially reasonable efforts to recover any amounts over such 45-day period. Cardtronics shall not be liable for any damages, interest, or costs associated with the error other than correcting the error.

V.FEES

5.1Fees. Customer shall pay servicing fees to Cardtronics for the Services provided under this Agreement in accordance with the Pricing Schedule attached as Exhibit “B”, as such Pricing Schedule may be amended by Cardtronics from time to time in accordance with this

Section 5.1 and Section 5.2 below. Payments shall be made on a monthly basis by electronic fund transfer to Cardtronics from the Account or Accounts of Customer, Cardtronics’ debit of such Accounts by electronic fund transfers being hereby authorized by Customer or by Cardtronics deducting the amount of such fees from the fee income due Customer. All ISO Network fees, ISO financial sponsorship fees and other pass-through fees relating to a Network or transactions initiated at the Terminals shall be the responsibility of Customer. Set-up fees and other amounts due by Customer hereunder may be invoiced by Cardtronics. Invoiced amounts shall be due and payable 30 days after the date of invoice. Amounts outstanding after the due date shall bear interest from the due date to the date of payment at a rate equal to the lesser of [***] per annum or the highest legally allowable rate.

5.2Fee Changes. All fees and other amounts due by Customer hereunder shall be guaranteed during the term of this Agreement, except that Cardtronics may adjust (a) pass through expenses to directly reflect any increase or decrease in the pass-through expense charged to Cardtronics by an applicable third party; (b) amounts due to Cardtronics to incorporate as a pass-through expense any new variable charge to Cardtronics by reason of a change to any Network rule or any Applicable Law; and (c) increased administrative costs directly attributable to changes in Customer’s business processes affecting this Agreement. Cardtronics shall provide Customer with at least 60 days’ prior written notice to Customer of any such adjustments (when available, or any shorter time period so long as Cardtronics promptly notifies Customer of such adjustment as soon as Cardtronics itself is notified of such adjustment).

5.3Taxes. All charges hereunder are exclusive of applicable federal, state and local taxes, and Customer shall pay, or reimburse Cardtronics for, any such taxes that may be levied on the Services rendered under this Agreement, other than taxes levied on or based on Cardtronics’ ownership of property or net income. In no event, shall Customer be liable for the payment of any interest or penalties relating to any taxes that arise due to the failure of Cardtronics to properly invoice, pay or administer such taxes.

5.4Billing Disputes. Either party may dispute in good faith any of the fees and charges invoiced or billed by Cardtronics hereunder by providing a written dispute notice to the other party (“Billing Dispute Notice”). Any Billing Dispute Notice shall include a reasonably detailed description of the exact items and amounts disputed and the nature of the dispute and shall be received no later than 90 days after Customer first became aware of such billing error, and in no event shall a Billing Dispute Notice be received later than 12 months after the date of the applicable invoice or bill. Customer may withhold from payment hereunder any disputed amounts under a Billing Dispute Notice until the dispute is resolved, provided that any undisputed amounts in an invoice will be paid by Customer pursuant to Section 5.1.

5.5Form 1099s. If applicable, Customer has the responsibility for Form I099 reporting obligations for the Sites where Cardtronics is providing Services.

VI.TERM; TERMINATION

6.1Term . The term of this Agreement shall commence on the Effective Date and shall continue for a period of 48 months (the “Initial Term”) and shall automatically renew thereafter for successive 12 month terms (each a “Renewal Term”) unless either party gives the other at least [***] days prior written notice of its intent to terminate this Agreement at the end of the Initial Term or any Renewal Term .

6.2Termination Prior to End of Term. This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term only as follows:

(a)Either party may terminate this Agreement immediately upon written notice to the other party upon the occurrence of a material breach or default by such other party of any of its representations, warranties or covenants set forth in this Agreement that is not cured within 30 days after delivery of written notice to such other party specifying the breach or default claimed.

(b)Cardtronics may terminate this Agreement effective immediately upon written notice to Customer if:

(i)Customer does not pay any undisputed fee or charge when due hereunder and such failure continues for a period of 20 days after Cardtronics gives written notice thereof;

(ii)Customer (A) makes a general assignment for the benefit or creditors,
(B) applies for the appointment of a trustee, liquidator or receiver for its business or property, or one is assigned involuntarily, (C) is subject to a proceeding for bankruptcy, receivership, insolvency or liquidation, or (D) is adjudicated insolvent or bankruptcy;

(iii)the Sponsoring Bank withdraws its sponsorship of Customer for any reason and the Customer fails to secure a replacement Sponsoring Bank within 30 days thereof,
(iv)Customer (A) engages in activities which violate any Network Rule, any procedure or requirement set forth by Cardtronics or the Sponsoring Bank, or any federal, state or local law, rule or ordinance, or which cause Cardtronics to violate any Network Rule or any federal, state or local law, rule or ordinance; (B) participates in fraudulent activity, including, without limitation, making misrepresentations regarding the business operations of Customer; or (C) any representation or warranty made to Cardtronics is false or misleading in any material respect as of the date made, or becomes false or misleading at any time.

(c)Cardtronics may terminate this Agreement or curtail or restrict the provision of Services hereunder at any time or times, without liability, upon written notice to Customer following the issuance of any order, rule or regulation, the enactment of any law or the decision of any court of competent jurisdiction over Cardtronics that prohibits Cardtronics from providing the Services or restricts the provision of such Services so as to make the continued provision thereof unprofitable or undesirable, or would be unduly restrictive to Cardtronics’ business or would require burdensome capital contributions or expenditures.
(d)Customer may terminate this Agreement immediately upon written notice to Cardtronics if Customer or any or its Affiliates receive written notice at any time from any governmental or quasi-governmental authorities responsible for or involved in the regulation of gaming or gaming activities (“Gaming Authority”), this Agreement or the association between the parties within the applicable jurisdiction is in violation of Applicable Laws related to gaming or is otherwise reasonably likely to jeopardize any of the privileged licenses (including gaming licenses) held by Customer and its Affiliates; provided, however, that any termination under this Section shall only apply to those Terminals under the jurisdiction of the specific Gaming Authority issuing the written notice described in this Section (with an equitable adjustment to the Monthly Fees; and provided, further, that such termination described in this Section shall only be effective after 90 days’ notice given by Customer to Cardtronics if such condition is not cured within such 90-day period (or such shorter period to the extent required by such notice from the applicable Gaming Authority or as otherwise required to protect any of the privileged licenses (including gaming licenses) held by Customer and its Affiliates, as contemplated by this Section 6.2(d).
(e)Customer may terminate this Agreement upon 180-day prior written notice to Cardtronics for any reason; provided, however, that Customer agrees to pay Cardtronics an early termination fee in accordance with Section 6.4.

6.3Continuing Obligations. Termination or expiration of this Agreement shall not relieve either party from any obligations accrued through the date of termination. In addition, the terms and conditions set forth in this Agreement that by their terms or nature would continue beyond termination or expiration hereof (including, by way of illustration only and not in limitation, the provisions hereof relating to confidentiality, the maintenance of Accounts and amounts therein as set forth in Section 3.5, and the payment of amounts due under Section 6.4) shall survive termination or expiration of this Agreement.

6.4Charges Upon Termination. If this Agreement is terminated by Customer in accordance with Section 6.2(e) or is terminated by Cardtronics pursuant to Section 6.2(a) or 6.2(b), Customer shall, within 45 days of such termination, pay to Cardtronics termination fee in an amount equal to a percentage of the product of (a) the Minimum Monthly Fee multiplied by (b) the number of full calendar months remaining in the then-current term of this Agreement. Such percentage shall be [***] if such notice was provided during the first 12 months of the Initial Term, [***] if such notice was provided during the second 12 months of the Initial Term, [***] if such notice was provided during the third 12 months of the Initial Term, [***] if such notice was provided at any time thereafter. Customer and Cardtronics agree that such termination fee is a reasonable estimation, as of the date of this Agreement, of the actual damages that Cardtronics would suffer if it failed to receive the processing business contemplated by this Agreement for the full term of this Agreement.

6.5Deconversion Services. Beginning upon either party’s issuance of any notice of termination (regard less of the basis for termination) and during the term of this Agreement and thereafter (the “Deconversion Period”), Cardtronics shall provide deconversion services as requested by Customer in transferring processing promptly and smoothly to any other processor designated by Customer (the “Deconversion Services”), provided that (a) all amounts due Cardtronics under this Agreement being paid in full and (b) such transfer complies with Network Rules and Applicable Law. Customer will pay all of Cardtronics’s reasonable costs for Deconversion Services.

VII.CONFIDENTIALITY; INTELLECTUAL PROPERTY

7.1Confidentiality Obligations. Confidential Information means a party’s proprietary or confidential information designated in writing as such or that by nature of the circumstances surrounding the disclosure ought to, in good faith, be treated as proprietary or confidential, including the Services and any trade secrets contained therein. Each party agrees (a) that during the course or its performance of its Agreement it may have access to or be provided with Confidential Information of the other party; (b) that the Confidential Information of the other shall remain the property of the other, that such Confidential Information is made available on a limited use basis solely in connection with this Agreement and that such Confidential Information shall be disclosed only to authorized employees and agents; (c) that it will advise its employees to whom the information is disclosed of their obligations under this agreement (d) that it will not sell, disclose or otherwise make available any such Confidential Information, in whole or in part, to any third party without the prior written consent of the other party; (e) that it will not use such Confidential Information except pursuant to this Agreement; and (f) that it will use the same degree of care it uses for its own confidential information, but in no case less than a reasonable degree of care, to prevent disclosure of such Confidential Information to any unauthorized person. Furthermore, Customer acknowledges and agrees that the existence of this Agreement (including any Exhibits attached hereto) and its terms and conditions shall be considered Confidential Information. At no time and for any reason shall the terms and conditions of this Agreement (including any Exhibits attached hereto) be revealed to any third party without the express prior written consent of Cardtronics. Upon termination of this Agreement, all copies of Confidential Information shall be returned to the owner thereof. The restrictions under this Section shall not apply to information that: (i) is or becomes publicly known through no wrongful act of the party receiving the Confidential Information; or (ii) becomes known to a party without confidential or proprietary restriction from a source other than the disclosing party; or (iii) a party can show by written records was in its possession prior to disclosure by the other party. If a party is legally compelled to disclose any Confidential Information it will be entitled to do so provided it gives the other party prompt notice.

7.2Ownership of Inventions. All inventions and improvements, whether patentable or not, developed projects, technical or other information, computer designs and materials for Terminal(s) and Services, policies, processes, formulae, techniques, know-how and other knowledge , information , trade secrets, trade practices and/or facts relating to design, construction, or implementation of the Services or relating to devices, computer programs (whether embodied in source or object code), policies, processes, formulae, techniques, know how, and other knowledge, information, trade secrets, trade practices (collectively “inventions”) Cardtronics makes during the period of Services provided to Customer. including any inventions made in connect ion with this Agreement, shall be the sole and exclusive property of Cardtronics.

7.3Software and Hardware. If Cardtronics provides software to Customer, Cardtronics hereby grants to Customer a personal, non-exclusive, non-transferable license to use that software during the term of this Agreement (including any renewal term) solely in connection with the Services. Cardtronics’ sole obligation with respect to any such software is to replace it no charge to Customer. If Customer purchases from Cardtronics equipment (including terminals) related to the delivery of the Services, such equipment shall be delivered FOB Cardtronics and shall carry with it the manufacturer’s warranty, if any. Cardtronics disclaims all other warranties, express or implied, with respect to any equipment supplied or sold. Cardtronics shall reserve a purchase money security interest in the equipment until all payments for the equipment arc received. Customer agrees to cooperate with Cardtronics and to execute such documents as Cardtronics may request to protect Cardtronics' security interest in any such equipment.

7.4Gramm-Leach-Bliley Act. The parties intend that this Agreement comply, if and to the extent necessary and applicable, with the applicable provisions of the Gramm-Leach-Bliley Act and any rules and regulations promulgated thereunder, as the same may be amended from time to time (the “Act”), and any other Applicable Laws relating to the privacy and security of personal information and cardholder/Transaction data (together with the Act, “Data Laws”). In connection with such compliance, with regard to any information that is provided to Cardtronics by Customer under this Agreement, Cardtronics is prohibited from disclosing or using such information in any manner which is in violation of Data Laws protecting the confidentiality of nonpublic personal information. Both parties agree to otherwise comply with Data Laws to the extent applicable to them in connection with this Agreement. Without limiting the foregoing, Cardtronics agrees that it shall: (a) not disclose or use any nonpublic personal information except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (b) not disclose nonpublic personal information to any third party (including its third party service providers) without an agreement in writing from the third party to use or disclose such nonpublic personal information only to the extent necessary to carry out Cardtronics’ obligations under this Agreement and for no other purposes; (c) maintain, and shall require all third parties receiving any nonpublic personal information pursuant to the immediately preceding clause to maintain, effective information security measures to protect nonpublic personal information from unauthorized disclosure or use; and (d) promptly provide Customer with information regarding any known failure of such security measures or any security breach related to nonpublic personal information and, thereafter, diligently keep Customer advised as to the status and processor such failure or security breach (including any claims arising therefrom) and cooperate with Customer as required by the circumstances arising therefrom (including by promptly providing information known by it that is reasonably requested by Customer with respect thereto). Notwithstanding the foregoing or any other provision set forth herein, nothing herein prohibits Cardtronics from responding to and/or disclosing nonpublic personal information or other Confidential Information in response to or in connection with a governmental inquiry or subpoena provided it can Customer prompt notice thereof.

VIII.UNAUTHORIZED USE

Customer shall ensure that procedures are maintained that are reasonably designed to avoid an Unauthorized Use of the Terminals and the Services provided by Cardtronics. Cardtronics shall have no liability, whether to the Customer, to a cardholder, or to any other person, for any Unauthorized Use of any Terminal, any card, any Network, or the Services. Customer agrees to indemnify and hold Cardtronics harmless from and against any and all claims, losses, expenses, liabilities, actions, fines, or damages arising from any Unauthorized Use, including without limitation, reasonable fees and expenses of attorneys engaged by either party in the defense of the claims. Customer shall be liable for any loss or damage that results from the Unauthorized Use of any Terminal.

IX.CARDTRONICS WARRANTY; LIMITATION OF LIABILITY

9.1Ordinary Care; Limitation of Liability; No Other Warranty. Cardtronics warrants that it will use ordinary care in providing the Services and will, at Cardtronics’ expense, correct any errors that are due solely to Cardtronics personnel or the computer programs developed and implemented by Cardtronics. Cardtronics’ sole liability to Customer for breach of this warranty shall be, without additional charge to Customer, to make such corrections as may be necessary to keep the Services in operating order in accordance with Cardtronics’ specifications, and Customer agrees to accept the correction of errors by Cardtronics as its sole and exclusive remedy. CUSTOMER ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE SERVICES AND THE APPLICATION OF THE SERVICES TO ITS NEEDS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CARDTRONICS MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE SERVICES WILL BE UNINTURREPTED OR ERROR FREE, FROM A COURSE OF DEALING OR USAGE OR TRADE OR ARISING OTHERWISE BY LAW.

9.2Third Parties. Cardtronics shall have no liability to third parties. including without limitation for theft, vandalism, assault, or any other misconduct of any person that occurs in the proximity of a Terminal or at a Site, arising out of the performance or non-performance of Services or the use or operation of the Terminals, and Customer shall indemnify and hold Cardtronics harmless from any and all liability or expenses or claims of third parties relating there to.

9.3No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT. IN NO EVENT SHALL CARDTRONICS BE LIABLE FOR LOSS OF REVENUE OR PROFITS, EXPENSE OR INCONVENIENCE, OR ANY OTHER SPECIAL, INCIDENTIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND (WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE) IN CONNECTION WITH OR ARISING OUT OF CARDTRONICS’ PERFORMANCE OR NON PERFORMANCE (INCLUDING BREACH) UNDER, OR OTHERWISE ARISING IN CONNECTION WITH, THIS AGREEMENT, OR CAUSED BY THE USE, MISUSE, OR INABILITY TO BENEFIT FROM ANY OF THE SERVICES, WHETHER ON ACCOUNT OF NEGLIGENCE OR OTHERWISE, EACH OF WHICH IS HEREBY PRECLUDED AND WAIVED BY AGREEMENT OF THE PARTIES, EVEN IF CARDTRONICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CARDTRONICS’ AGGREGATE AND CUMULATIVE LIABILITY FOR DAMAGES HEREUNDER EXCEED THE AMOUNT OF FEES PAID TO CARDTRONICS UNDER THIS AGREEMENT FOR THE SIX MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO DAMAGES.
9.4Customer’s Remedies. Cardtronics and Customer acknowledge that circumstances could arise entitling Customer to damages or rescission arising from a failure by Cardtronics to perform its obligations and have agreed in all such circumstances that Customer’s remedies and Cardtronics’ liabilities will be limited to those set forth in this Agreement. Such limitation will survive termination of this Agreement notwithstanding Customer’s election to rescind or otherwise be discharged from this Agreement. Except as expressly provided in this Agreement, Customer agrees that Cardtronics shall have no duty of indemnity or contribution for a third party claim against Customer arising from the use of the Services or Cardtronics’ performance of any Services hereunder. Customer and Cardtronics agree that the remedy and damage limitation provisions contained in this Agreement are reasonable in light of all present and predictable circumstances, including, but not limited to, the amount of fees charged by Cardtronics under this Agreement and the possible amount of actual damages to Customer. Customer acknowledges that it has read and understands the preceding limitation, and that it serves as part of the consideration for Cardtronics providing Services as specified herein.

X.GENERAL INDEMNITIES

10.1Customer Indemnification. Customer understands that Cardtronics will provide Services to Customer based on information generated by the Terminals and that Customer assumes the sole responsibility of the information and shall indemnify Cardtronics from any damages with respect thereto and arising as a result therefrom. Customer will indemnify, save, and hold Cardtronics harmless from any and all loss, damage, claim, fine, or expense (including reasonable attorneys’ fees and court costs) that Cardtronics may incur, suffer, or become liable for, directly or indirectly, arising from, or related to: (a) Customer’s breach of any of its representations, warranties, covenants, or agreements under this Agreement; (b) Customer’s breach of any Network Rule, any procedure or requirement set forth by Cardtronics or the Sponsoring Bank, or any federal, state or local law, rule or ordinance; (c) acts or omissions of Customer, its directors, officers, employees, agents, contractors, or subcontractors; (d) any fines or other penalties assessed against Cardtronics or the Sponsor Bank or any Network, card association, or governmental agency to the extent attributable to or caused by the actions or omissions of Customer, its directors, officers, employees, agents, contractors, or subcontractors; (e) any Terminal or cardholder adjustment routed through Cardtronics arising from any Transaction generated at one of the Terminals; (t) the taking or failure to take by Cardtronics of any action based in whole or in part on transactional information provided by a Terminal or documents provided to Cardtronics by or on behalf of a Customer; (g) Transactions generated at the Terminals; (h) fraud, intentional misconduct, or negligence of Customer or its directors, officers, employees, agents, contractors, or subcontractors; or (i) the fraudulent or unauthorized use of cardholder data by Customer, it’s officers, employees, agents, contractors, subcontractors, or any third party who gained access to the cardholder data from or through the Customer, including any security breach of Customer’s systems or data bases or any breach of Cardtronics’ systems or databases effected through Customer’s use of Cardtronics’ systems or databases, to the extent attributable to or caused by Customer, including any fines or other penalties assessed against Cardtronics or the Sponsor Bank or any Network, card association, or governmental agency as a result thereof.

10.2Cardtronics Indemnification. Cardtronics shall indemnify, defend and hold Customer harmless for, from and against any and all third party loss, damage, claim or expense (including reasonable attorneys’ fees and court costs) that Customer may incur, suffer or become liable for, directly or indirectly, arising from or related to: (a) Cardtronics’ breach of any of its representations, warranties, covenants or agreements under this Agreement; (b) fraud, intentional misconduct or negligence of Cardtronics or its directors, officers, employees, agents, contractors or subcontractors; or (c) a claim that the use of a Service or related software or equipment infringes or misappropriates any patent, copyright or trade secret of a third party, except to the extent that the alleged infringement or misappropriation is based upon: (i) any modification of a Service or to related software or equipment by a person or entity other than Cardtronics or any of its Affiliates; (ii) any use or combination of a Service or related software or equipment with any service, software or equipment not supplied or approved in writing by Cardtronics or any of its Affiliates; (iii) any use of a Service or related software or equipment not permitted by this Agreement; or (iv) products or processes developed pursuant to Customer’s direction design or specification. If any allegation of infringement or misappropriation is made or Cardtronics believes that such an allegation is likely, then Cardtronics may, at its option: (A) procure the right for Customer to continue to use the applicable Service or related software or equipment; (B) replace the applicable Service or related software or equipment with a functionally-equivalent, non-in fringing service; or (C) modify the applicable Service or related software or equipment to be non-infringing but otherwise functionally equivalent.

10.3Indemnification Procedures. The indemnified party shall notify the indemnifying party within 10 days of receiving notice of any claim covered by this Section 10; provided, however, that the right of indemnification hereunder shall not be adversely affected by a failure to timely provide such notice unless, and only to the extent that, the indemnifying party is materially prejudiced thereby. The indemnifying party may assume sole control of the defense of any such claim if (a) the indemnifying party acknowledges its obligation to indemnify the indemnified party for any losses resulting from such claim and (b) such claim does not seek to impose any liability on the indemnified party other than money damages, it being understood that the indemnified party may, at its own cost and expense, participate through its own counsel or otherwise in such defense. The indemnifying party shall not settle any such claim without the indemnified party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement is solely for monetary damages for which the indemnified patty is fully indemnified under this Agreement and does not result in or require any admission or other liability of the indemnified party. If the indemnifying party does not assume full control over the defense of any such claim within 30 days of receiving notice from the indemnified party, then the indemnified party shall have the sole right to defend or settle such claim at the cost and expense of the indemnifying party in such manner as the indemnified party deems appropriate, it being understood that the indemnifying party may, at its own cost and expense, participate through its own counsel or otherwise in such defense.

XI.MISCELLANEOUS

11.1Regulatory Access. Cardtronics and Customer agree to provide reasonable access for audit purposes to any state or federal agencies with jurisdiction over Customer or Cardtronics (including federal bank examiners and representatives of other federal and state regulatory agencies). Without limiting the foregoing, if Cardtronics is requested by any Gaming Authority to provide any information or obtain any approval from any Gaming Authority, then Cardtronics shall provide all requested information and apply for and obtain all reasonably necessary approvals required or requested or Cardtronics by such Gaming Authority, at the cost of Customer. If Cardtronics thereafter fails to provide such requested information or apply for and obtain such necessary approvals or if Customer or any of Customer’s Affiliates is directed to cease business with Cardtronics by a Gaming Authority, then Cardtronics shall exercise its best efforts, in good faith, to remedy such issues. During the term of this Agreement and for 4 years thereafter (or such longer period as may be required by the Network Rules or any Applicable Law), Cardtronics shall maintain complete and accurate records or and supporting documentation for the Settlements, Adjustments and the amounts billable to and payments made by Customer hereunder in accordance with generally accepted accounting principles applied on a consistent basis.

11.2Insurance. Customer agrees to obtain all insurance coverage that is required by state or federal law or regulations and such additional insurance as may be dictated by prudent business practices in connection with the operation of the Terminals and the use of the Services.

Cardtronics agrees to obtain and maintain throughout the term of this Agreement: (a) insurance on its property for the replacement value of such property and to retain general liability insurance (including broad form contractual insurance), each in an amount not less than [***] per occurrence and [***] in the aggregate; (b) excess liability insurance in an amount not less than [***] per occurrence or in the aggregate; (c) fidelity/crime insurance in an amount not less than [***] per occurrence and [***] in the aggregate; (d) errors and omissions insurance in an amount not less than [***] per occurrence and [***] in the aggregate; and (e) data breach and privacy insurance in an amount not less than [***] per occurrence and [***] in the aggregate. The insurers for such insurance shall have an A.M. Best rating of A- or better or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. Cardtronics shall furnish Customer, prior to commencing the Services under this Agreement and at any time upon Customer’s request, with certificate(s) of insurance (in form and substance reasonably satisfactory to Customer) evidencing such coverage and Cardtronics shall notify Customer at least 30 days prior to any cancellation or material change in coverage. Upon any cancellation of any insurance required hereby, and prior to the effective date thereof, Cardtronics shall provide Customer with certificate(s) regarding any replacement insurance. The property, general liability, excess liability policies to be obtained and maintained hereunder shall be endorsed to provide that such policies provide primary coverage on all claims arising from or in connection with the Services performed for or on behalf of Customer.

11.3Force Majeure. Neither party shall be in default of this Agreement or liable for any loss or damage, other than an obligation to pay all amounts due, of any kind resulting from any delay or failure to perform its responsibilities under this Agreement due to causes beyond its reasonable control, including without limitation any shortage of material, labor dispute or strike, act of God, weather conditions, war, embargo, fire, riot, pandemic, governmental ordered shutdown, failures or fluctuations in electrical power, heat, light, air conditioning, or telecommunications equipment. All Terminals with respect to which Cardtronics provides Services hereunder as of the Effective Date shall be defined as Covered Terminals (“Covered Terminals”). Notwithstanding the foregoing, in the event of a shutdown or Customer’s locations containing Covered Terminals due to a pandemic force majeure event only, the Monthly

Minimum shall be replaced with a monthly minimum equal to the total amounts due for Covered Terminals that are transacting in a given month covered during this time period (total amounts due shall be the cumulative of the fees stated in Exhibit B) to Cardtronics or, if there are no transactions for any given month during this time period, then [***] (“Pandemic Monthly Minimum”). A pandemic force majeure event shall be defined as the shutdown of Customer’s locations containing Covered Terminals due to a pandemic, the duration of which will be the period of time in which the Pandemic Monthly Minimum is less than the Monthly Minimum. During a pandemic force majeure event, Customer shall not convert a Covered Terminal to any other processor. Notwithstanding the foregoing, the foregoing shall not apply with respect to Cardtronics’ failure to comply with its obligations under Section 11. 12.

11.4Binding Effect; Assignment. This Agreement is binding on the parties hereto and their respective successors and permitted assigns. Customer may not assign this Agreement, in whole or in part, without the prior written consent of Cardtronics, which consent shall not be unreasonably withheld, conditioned or delayed. However, Cardtronics may assign this Agreement to a wholly owned affiliated entity without Customer’s written consent. Cardtronics may not assign its rights and obligations hereunder to a purchaser of all or substantially all of its assets or direct or indirect successor entity of such party (whether by merger, stock or asset purchase, business combination, consolidation restructuring, exchange offer or otherwise) without Customer’s prior written consent which may be withheld only in the event (i) the assignee is a direct competitor of Customer, or (ii) or the Agreement would put Customer in violation of 1) Applicable Laws related to gaming or 2) any of the privileged licenses (including gaming licenses) held by Customer and its Affiliates.

11.5Construction. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, or enforceability of the remainder shall not in any way be affected. Neither party shall be deemed the agent, partner, or co-venturer of the other by reason of this Agreement or Customer’s use of the Services. The failure of either party to enforce at any time any provision of this Agreement or to exercise any right provided herein shall not in any way be construed to be a waiver of the provision or right and shall not in any way affect the validity of this Agreement or limit, prevent, or impair the right of either party to subsequently enforce the provision or exercise the right.

11.6Governing Law; Consent to Jurisdiction: Legal Fees. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state, without regard to principles of conflicts of laws. Customer hereby irrevocably and unconditionally consents and submits to the in personam jurisdiction of any court in Dallas County, State of Texas having jurisdiction over matters relating to this Agreement. Such courts shall be the exclusive forum for the resolution of any and all disputes between the patties, unless otherwise agreed in writing. Customer agrees that service of process in any action or proceeding hereunder may be made upon such party by certified mail, return receipt requested, to the address for notice set forth herein. Customer irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum, and waives the right to proceed in any other jurisdiction. If it becomes necessary for any party to commence any proceeding or action to enforce the provisions of this Agreement, either seeking injunctive relief or damages, the prevailing party shall also be entitled to recover all reasonable attorneys’ fees, court costs and other expenses incurred in connect ion therewith.

11.7Intentionally deleted.

11.8Entire Agreement. This Agreement (including all exhibits attached hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all existing agreements and all other communications, written or oral. This Agreement may not be released, discharged or modified in any manner except in writing signed by both parties. No purchase order or other form of the Customer will modify, supersede, add to or in any way vary the terms of this Agreement. Any acknowledgment by an employee of Cardtronics of such a Customer form shall be solely for informational purposes. Notwithstanding the foregoing, Cardtronics may modify this Agreement as provided herein or as needed to meet any requirements or rules of applicable Networks, provided, however, no such modifications shall affect the obligations of the parties prior to the modification. Cardtronics shall provide all modifications of this Agreement in writing to the Customer. Customer may not modify this Agreement without the prior written consent of Cardtronics.

11.9Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same agreement.

11.10Notice. Any notice required or permitted hereunder shall be in writing and may be given by personal service or by depositing same in the United States mail, first class postage prepaid, to the address of the party receiving notice as it appears on the signature page hereto, as such address may be changed through like written notice to the other party.

11.11PCI DSS Compliance. If Customer stores, processes, transmits or otherwise uses cardholder data, Customer agrees to comply with the requirements of the Payment Card Industry (PCI) Data Security Standard (DSS), as well as any other security guidelines or requirements established by the card associations. Customer shall periodically perform an internal audit, as its sole expense, of its security practices, and provide a copy of the results of such audit to Cardtronics upon request. Should the card associations require an audit of Customer’s security practices, Customer shall cooperate in such audit. Customer will be solely liable for any fines, fees, or other penalties assessed against Cardtronics resulting from Customer’s practices or conduct in such audit. Each party will immediately notify the other or any security breach or its systems or data bases.

(a)Without limiting the foregoing, Cardtronics shall use commercially reasonable (but no less than industry standard) security measures for its computer systems and physical facilities designed to safeguard against the unauthorized destruction, loss, alteration of or access to Customer’s Confidential Information and Customer’s data file, whether such information is at or on Cardtronics’ systems or facilities or in transit. During the term of this Agreement on an annual basis (and prior to the completion of Customer’s fiscal year), or as otherwise required by a Network or a Sponsoring Bank, Cardtronics shall (x) conduct a “SSAE 16 SOC 2” audit which shall cover, at a minimum, security policies and procedures and controls (including system security and physical security) Cardtronics shall allow Customer to come to Cardtronics site to view a copy of such SSAE 16SOC 2 audit report.

(b)Cardtronics shall conduct background checks and maintain records on all employees or contractors who may have access to any of Customer’s Confidential Information or Customer’s data file or who will otherwise be performing services contemplated by this Agreement. Individuals who have been convicted of a crime involving dishonesty, breach of trust, or money laundering are prohibited from having any such access and otherwise providing services to Customer unless Customer has expressly granted permission in writing. Cardtronics shall use commercially reasonable efforts to determine whether its employees or contractors who may have access to any of Customer’s Confidential Information or Customer’s data file or who will otherwise perform services have been convicted of any such crime.

11.12Business Continuity. Cardtronics shall maintain a business continuity plan (a “BCP”) for the continuation of business so that despite any disruption in Cardtronics’ ability to provide the Services or to perform its other obligations hereunder from any particular location or through the efforts of any particular individuals, Cardtronics may promptly be able to provide the Services and perform its obligations from an alternate location or with replacement personnel. Without limiting the foregoing, Cardtronics’ BCP will include, at a minimum, annual testing, as well as a process to promptly notify Cardtronics’ customers in the event any BCP must be put into effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed by their undersigned representatives, thereunto duly authorized.

EVERI PAYMENTS INC.		CARDTRONICS USA, INC.
By:	/s/ Mark Labay	By:	/s/ Edward H. West
Name:	Mark Labay	Name:	Edward H. West
Title:	Executive Vice President and Chief Financial Officer	Title:	Chief Executive Officer

Address For Notice Purposes:	Address For Notice Purposes:
7250 S. Tenaya Road	2050 W. Sam Huston Pkwy, S.
Suite 100	Suite 1300
Las Vegas, NV 89113	Huston, Texas 77042
Attention: General Counsel	Attention: General Counsel

LIST OF EXHIBITS

Exhibit A	Definitions
Exhibit B	Pricing Schedule
Exhibit C	Service Levels
Exhibit D	Other Services

ATTACHMENTS
1. ACH Authorization Form

EXHIBIT A

DEFINITIONS

“ACH Authorization” means an authorization signed by Customer authorizing Cardtronics to debit or credit the applicable Account for Settlement and Adjustments and any Fees due Cardtronics.

“Account” means a deposit account maintained by Customer with a clearing institution acceptable to Cardtronics to facilitate the Settlement of monetary Transactions and the payment of all fees and other amounts due hereunder.

“Adjustment” means an electronic credit or debit initiated by Cardtronics for the purpose of (a) correcting Network errors, (b) correcting inaccurate records of monetary Transactions, (c) correcting Settlement errors or (d) settling a disputed monetary Transaction.

“Affiliate” means, with respect to a specified person or entity, any person or entity that directly or indirectly controls, is controlled by or is under common control with the specified person or entity. A person or entity shall be deemed to control another person or entity if such first person or entity has the power to direct or cause the direction of the management and policies of such other person or entity, whether through ownership of voting securities, by contract or otherwise.

“Fees” means the fees charged by Cardtronics to Customer for Services provided pursuant to this Agreement.

“Granite Device” means an unattended point-of-sale device deployed by Customer within the gaming cash access environment that connects to the Cardtronics platform to deliver debit card and credit card quasi cash advances and point-of-sale debit transactions for authorization. The word is a Customer specific description of the physical appearance of the device as deployed.

“Network” means an organization to which Cardtronics has access that operates computer hardware and software and telecommunications facilities in order to transmit electronic messages and settle electronic funds transfers between its members.

“Network Rules” means the operating rules and procedures of each applicable Network as adopted by such Network’s board of directors or equivalent body, as amended from time to time, including all exhibits and addenda thereto.

“Services” means the terminal driving, electronic authorization, links to Networks, transaction switching, computer data processing, Settlement and reporting services provided by Cardtronics to Customer in accordance with this Agreement.

“Settlement” means the crediting and/or debiting of an Account (or a third party deposit account designated in writing by Customer with a clearing institution acceptable to Cardtronics for settlement) with the transaction settlement amount, interchange income, surcharge income, or each (or none), if applicable, arising out of Transactions.

“Sites” means the locations at which Customer has sold to or placed (or sells to or places) Terminals for which Cardtronics provides Services in accordance with this Agreement.

“Sponsoring Bank” means the bank that sponsors a Terminal on behalf of Customer pursuant to the applicable Network Rules.

“Terminal Set-up Form” means the application and profile (on the form provided by Cardtronics) or an electronic terminal set-up request via the approved Cardtronics developed API to be completed by Customer for each Terminal to be covered by this Agreement.

“Transaction” means any function that (a) can be initiated at the Terminal, (b) is processed by Cardtronics and (c) complies with the Network Rules and all applicable federal, state and local laws, rules, regulations and ordinances.

“Unauthorized Use” (a) with respect to credit cards, has the same meaning as such term has under Federal Reserve Board Regulation Z, 12 C.F.R. (section) 226.12(b)(l), footnote 22, and the commentary thereto; and (b) with respect to debit cards, has the same meaning as “unauthorized electronic fund transfer” under Federal Reserve Board Regulation E, 12 C.F.R. (section) 205.2(1) and the commentary thereto.

EXHIBIT B
PRICING SCHEDULE

TRANSACTION PROCESSING FEES

Transaction Type	Monthly Volume Tier**	Rate per Transaction
[***]	[***]	[***]
	[***]	[***]
[***]	[***]

[***]

[***]

SERVICE FEES

Description	Monthly Volume Tier	Fee
[***]	[***] [***]	[***] [***]

[***]	[***] [***]	[***] [***]

[***]		[***]

[***]		[***]

[***]		[***]

OTHER FEES
Description	Fee

[***]	[***]
[***]	[***]

[***]	[***]
[***]	[***]

[***]

OPTIONAL SERVICES

[***]	[***]
[***]	[***]
[***]
[***]	[***]

[***]	[***]
[***]	[***]

EXHIBIT C- SERVICE LEVELS
Service Level: Transaction Processing

Service	Measurement	Target	Comments
Switch Availability	Switch Availability-Switch Downtime X100%	[***]	•Critical Service Level •Subject to Reimbursements
Switch Availability
(Defined as the ability for the platform to receive, route and authorize transactions)	3.Switch Availability = # Days in Months X 1440 Minutes 4.Switch Downtime = # minutes switch unavailable 5.Switch Downtime Excludes Scheduled Maintenance		•Subject to Termination

In the event Cardtronics fails to achieve the Switch Availability target during any SLA Period, Customer shall be entitled to receive a Service Level Reimbursement as follows:
•for Switch Availability of less than [***] but equal to or greater than [***], Customer shall be entitled to a reimbursement credit on the following month’s invoice of [***];
•for Switch Availability of less than [***] but equal to or greater than [***], Customer shall be entitled to a reimbursement credit on the following month’s invoice of [***];
•for Switch Availability of less than [***], Customer shall be entitled to a reimbursement credit on the following month’s invoice of [***] .
If Cardtronics fails to attain Switch Availability monthly average of [***] during [***] consecutive months or [***] months in an [***] rolling 12-month period, Customer may subsequently either (in Customer’s sole discretion) (i) terminate the Agreement with 30-day advance written notice and without penalty or (ii) terminate the obligation to pay the Minimum Monthly Fee as contemplated by Section 5.1.

Service Level: Device Driver Availability - Terminal Availability

Service	Measurement	Target	Comments
Device Driver Availability	Drive Availability-Driver Downtime X 100%	[***]	•Critical Service Level •Subject to Reimbursements
Driver Availability
(Defined as terminal driver that allows terminals to connect and route transactions)	•Driver Availability = # Days in Month X 1440 Minutes •Driver Downtime = # minutes switch unavailable •Driver Downtime Excludes Scheduled Maintenance		•Subject to Termination
In the e vent Cardtronics fails to achieve the Terminal Device Driver availability target during any SLA Period, Customer shall be entitled to receive a Service Level Reimbursement as follows:
•for Terminal Device Driver availability of less than [***] but equal to or greater than [***], Customer shall be entitled to a reimbursement credit on the following month’s invoice of [***];

•for Terminal Device Driver availability of less than [***] but equal to or greater than [***], Customer shall be entitled to a reimbursement credit on the following month’s invoice of [***];
•for Terminal Device Driver availability of less than [***], Customer shall be entitled to a reimbursement credit on the following month’s invoice of [***] or
•Device driver availability reimbursements are applicable only in cases where greater than [***] of the Customer device portfolio is impacted as a result of the failure or service degradation.
If Cardtronics fails to attain Terminal Device Driver availability monthly average of [***] during [***] consecutive months, [***] months in any rolling [***] month period or [***] months in any rolling [***] month period, Customer may subsequently either (in Customer’s sole discretion) (i) terminate the Agreement with 30-day advance written notice and without penalty or (ii) terminate the obligation to pay the Minimum Monthly Fee as contemplated by Section 5.1.

Service Levels: Batch File & Report Delivery

Service	Measurement	Target	Comments
Batch File & Network Report Availability	Critical files used to facilitate settlement and funds movement such as the .DETfile. Critical reports that are required to support network settlement, authorization and reconciliation	Critical files - to be available within [***] hours of end of day. Critical reports - to be available within [***] hours of end of day	3.Non-Critical Service Level 4.Subject to Reimbursements

In the event of a service level issue that causes a delay in delivering tiles to Customer, Cardtronics will notify Customer in advance with updated delivery timeframes as information becomes available. Furthermore, in the event of file delivery delays or errors:
•When a file/report is delayed and is within Cardtronics’ system or control and occurs more than [***] times in a calendar month
◦An invoice credit of [***] will be applied to the next Customer invoice
◦An incident report and action plan for re mediation if required will be delivered to Customer within [***] business days

EXHIBIT D

OTHER SERVICES

Additional Professional Services - Based on specifications from Customer and at an additional cost to Customer, to be mutually agreed upon and documented in writing, Cardtronics will provide additional support or development services under a separate statement of work as provided for under the Professional Services Agreement by and between the parties.

ACH AUTHORIZATION RELEASE

Everi Payments Inc. (“Customer”) authorizes Cardtronics USA, Inc., (“Cardtronics”) to initiate ACH transfer entries and to debit and/or credit the account identified herein for all Processing Services. Cardtronics shall have the right to credit or debit account on behalf of the Customer, for settlement of transactions, settlement error corrections, transaction adjustments and any amounts or fees due Cardtronics by Customer. Customer agrees to keep account funded to the extent needed to reasonably support transaction adjustments. All shortages and adjustments are the full responsibility of the Customer. Customer agrees to comply with all electronic fund transfer regulations, requirements and rules. This Authorization shall remain in effect unless cancelled by Customer by providing written notice of cancellation to Cardtronics and after such time as all settlements and adjustments have been processed/cleared through the account. Any debits and credits pursuant to this Authorization will be effected through the Federal Reserve System automated clearing house (ACH) system.

Settlement Disputes. Customer shall audit and balance the data contained in the periodic statements and reports provided by Cardtronics and shall promptly, but in no event more than 30 days after the date of the disputed item, notify Cardtronics in writing (the “Notice Date”) of any disputed item or items on such periodic statements and reports. If Cardtronics determines that the disputed item was credited or debited in error by Cardtronics, Cardtronics shall correct the error. Notwithstanding. Cardtronics shall not be liable for any recovery, reimbursement or otherwise of any amounts over 30 days from the Notice Date. Cardtronics will, however, use its commercially reasonable efforts to recover any amounts over such 30-day period. Cardtronics shall not be liable for any damages, interest or costs associated with the error other than correcting the error.

The undersigned represents and warrants to Cardtronics that(a) the person executing the Authorization is authorized signatory on the Account referenced above and all information regarding the Account and the Account Holder is true and correct
Authorized by: /s/ Mark Labay    Date: 08/03/2020
Print Name and Title: Mark Labay Executive Vice President and Chief Financial Officer
Daily Cash Settlement Account Information • •

••• This form MUST be accompanied by a printed voided check or a letter from the Bank to which the funds are settling referencing the Customer’s name, routing number and account number.
Financial Institution: __________________________________________________
Address: _____________________________________________________________
City: _____________________________ State: _________ Zip _________________
Contact Name: _____________________
Phone Number: ____________________

Routing/Transit Number (9 digits): _________________________
Account Number: ___________________________________

Business Name as it Appears on the Account

Cardtronics use only

Date received:
Date entered:_________________    Entered by: